FIRST GOLDEN AMERICAN LIFE
INSURANCE COMPANY OF NEW YORK

                                                      GENERAL AGENT
                                                      SALES AGREEMENT

     Agreement dated as of _________________, ______ by and between Directed Services, Inc. ("Directed Services"), a New York corporation; _____________________, an ____________________________
corporation ("General Agent"), and _____________________________, a
___________________ corporation ("Broker-Dealer").

                             WITNESSETH

     WHEREAS, Directed Services is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc. ("NASD"), and Broker-Dealer is also a broker-dealer registered with the SEC under the Exchange Act and is a member of the NASD, and General Agent is an insurance agency duly licensed to sell variable life and/or variable annuities in any state or jurisdiction in which General Agent intends to perform hereunder;

     WHEREAS, First Golden American Life Insurance Company of New York ("First Golden") has appointed Directed Services as principal underwriter for sales of Policies and it is intended that General Agent shall be authorized to offer and sell Policies to the general public subject to the terms and conditions as set forth more fully herein;

     WHEREAS, First Golden has authorized Directed Services to enter into separate written agreements with broker-dealers registered under the Exchange Act or with broker-dealers' general agents which agree to participate in the distribution of the Policies and the parties desire that Broker-Dealer and/or General Agent be authorized to solicit applications for the sale of the Policies.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties agree as follows:

A.   Definitions

     (1) POLICIES - The variable life insurance Policies and variable annuity contracts that First Golden will issue through Directed Services and which will be funded through the Variable Accounts.

     (2) THE VARIABLE ACCOUNT - Segregated asset account identified in Exhibit A, each of which has been established and maintained by First Golden pursuant to the laws of the State of New York and through which First Golden will issue the Policies. The Variable Accounts will be divided into divisions that invest in shares of The GCG Trust (the "Trust").

     (3) POLICY REGISTRATION STATEMENT - The most recent effective registration statement or most recent effective post-effective amendment thereto relating to the Policies and the Variable Accounts as required by the Securities Act of 1933 and the Investment Company Act of 1940, including financial statements included therein and all exhibits thereto.


          230 PARK AVENUE, SUITE 966   NEW YORK, NY   10805

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A.(cont.)
     (4)  TRUST REGISTRATION STATEMENT - The most recent effective
          registration statement or most recent   effective post-
          effective amendment thereto relating to the Trust as required by the Securities Act of 1933 and the Investment Company Act of 1940, including financial statements included therein and all exhibits thereto.

     (5) POLICY PROSPECTUS - The prospectus for the Policies included within the Policy Registration Statement referred to herein and including any policy prospectus filed pursuant to Rule 424 or 497 under the Securities Act of 1933.

     (6) TRUST PROSPECTUS - The prospectus for the Trust included within the Trust Registration Statement referred to herein and including any Trust prospectus filed pursuant to Rule 424 or 497 under the Securities Act of 1933.

     (7)  ICA - Investment Company Act of 1940, as amended.

     (8)  SECURITIES ACT - The Securities Act of 1933, as amended.

     (9) EXCHANGE ACT - The Securities Exchange Act of 1934, as amended.

     (10) SEC - The Securities and Exchange Commission.

     (11) AFFILIATED PERSON OR AFFILIATE - Affiliated person as defined in Section 2(a)(3) of the ICA.

     (12) TRUST - The GCG Trust and any other entity directly holding portfolio securities and available through the Policies.

B.   Agreements of Directed Services, Inc.

     (1) Pursuant to the authority delegated to it by First Golden, Directed Services hereby appoints General Agent as an independent agent of First Golden to solicit applications for the sale of the Policies during the term of this Agreement.

     (2) During the term of this Agreement, General Agent is hereby authorized to solicit applications for the sale of the Policies, provided there is an effective Registration Statement relating to such Policies and, with respect to each state in which applications are to be solicited, it is further provided that General Agent has been notified by Directed Services that the Policies are qualified for sale under all applicable federal securities laws and the insurance laws of the states or jurisdictions in which the applications will be solicited. Directed Services agrees that it will use its best efforts to have First Golden secure and maintain all necessary qualifications of the Policies for sale under applicable insurance laws in all states and in any other territories or jurisdictions in which the parties agree to sell the Policies.

     (3) All initial premium payments made by policy owners will be sent to General Agent, who in turn will promptly transmit the payment to First Golden at Customer Service Center, 1001 Jefferson Street, Suite 400, Wilmington, Delaware 19801 or at such other address as First Golden or Directed Services may subsequently specify in writing. Additional payments and loan repayments will be sent by policy owners to the Service Center for First Golden. In the event such additional payments and loan repayments are sent to Broker-Dealer or General Agent rather than the Service Center, such payments received by Broker-Dealer or General Agent shall be remitted promptly in full together with any applicable application form(s) and any other required documentation to First Golden at said Service Center. Checks or money orders drawn from payments by policy owner shall be drawn to the order of First Golden. General
          Agent acknowledges that Directed Services, on behalf of First Golden, shall have the unconditional right to reject, in whole or in part, any application for a Policy. In the event that a Policy is returned to First Golden, Directed Services, or General Agent within the applicable "free-look" period of a particular state, General Agent will be
          notified before the return of any    funds.  Any amount
          required to be refunded pursuant to such requirements will be returned to the purchaser, and General Agent will be promptly notified of such action.


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B.(3)(cont.)
          In the event that the Policy is returned to First
          Golden within (a) the free-look period, (b) six months of issuance or (c) one year of issuance, then, in the event General Agent has received compensation based on any such returned payment, General Agent agrees to repay the full amount of such compensation to First Golden or Directed Services, as may be appropriate; except in the event of (c) above, General Agent shall repay only 50% of the compensation received by it on account of such a policy or contract. Directed Services reserves the right to offset future payments due against any compensation to be returned by General Agent on account of such policy or contract returns. General Agent shall not be required to repay any compensation based on amounts withdrawn by purchaser for any Policy after one year from the date of issuance.

          If and to the extent that any policy loans or partial withdrawals are made with respect to any Policy during the first year after issuance, the compensation due to General Agent shall be recomputed as though the amount of the original policy loans or partial withdrawal had never been paid as premium, and Directed Services shall have the right to collect from General Agent or to withhold from future payments due General Agent under this Agreement an amount equal to the reduction in compensation effected by this provision.

          If and to the extent that a Policy is exchanged for another Policy during the first policy or contract year, the compensation due to General Agent shall be recomputed as though the policy or contract had never been issued, and Directed Services shall have the right to collect from General Agent or to withhold from future payments due General Agent under the Agreement an amount equal to the reduction in compensation, if any, effected by this provision.

     (4) Directed Services, during the term of the Agreement, will promptly notify General Agent:
         (a) When the Policy Registration Statement or the Trust Registration Statement has become effective or when any post-effective amendment with respect to the Policy Registration Statement or Trust Registration Statement thereafter becomes effective;

         (b) Of any request by the SEC for any amendments or supplements to the Registration Statement or of any request for additional information that must be provided by General Agent or any company affiliated with General Agent;

               (c) Of the issuance by the SEC of any stop order with respect to the Policy Registration Statement or the Trust Registration Statement or of any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Policies or Trust shares.

         (d) In which states or jurisdictions approval of the Policy forms is required under the applicable insurance laws and regulations, and when such approvals have been obtained;

         (e) In which state or jurisdictions Policies may not be lawfully sold;

         (f) If any event occurs as a result of which the prospectus or Registration Statement or any sales literature for the Policies would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

      Directed Services will provide General Agent with notification of these matters immediately by telephone, with notification in writing promptly thereafter.

      (5) During the term of this Agreement, Directed Services will provide General Agent, without charge, with as many copies of the Prospectus for the Policies and the Trust (and any amendment or supplement thereto) and application kits as may be reasonably requested by General Agent. Directed Services will pay the cost of the application kits for the Policies. Upon termination of this Agreement, any prospectuses, applications, and other materials or supplies furnished by Directed Services or First Golden to General Agent or Broker-Dealer or duly appointed agents of General Agent shall be promptly returned to First Golden at the Service Center.

                   Directed Services will be responsible for approving and filing all sales material and promotional material respecting the Policies or the Trust to be used by General Agent or Broker-Dealer, with the NASD and with the appropriate state authorities. No sales material respecting the Policies or the Trust will be used by General Agent or Broker-Dealer, without the written approval of Directed Services.

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B.(cont.)
      (7) Directed Services will compile periodic marketing reporting summarizing sales results to the extent reasonably requested by General Agent.

C.    Agreements of General Agent and Broker-Dealer

      (1) General Agent must at all times, when performing its functions under this Agreement, be duly licensed under applicable insurance and securities laws to sell variable life insurance and/or variable annuities, as appropriate, in any state or jurisdiction where required in which it intends to perform its functions hereunder.

      (2) General Agent is authorized to select and recommend individuals who are registered representatives of Broker-Dealer as agents of General Agent for appointment by First Golden. On behalf of First Golden, Directed Services will undertake to apply for life insurance agent licenses in the appropriate states or jurisdictions for such recommended agents, provided that Directed Services reserves the right to recommend to First Golden that First Golden refuse to appoint any proposed agent or, once appointed, to terminate the same. General Agent or Broker-Dealer shall pay all expenses incurred in obtaining life insurance agent licenses.

      (3) General Agent and Broker-Dealer shall be responsible for carrying out sales and administrative obligations under this Agreement in continued compliance with applicable federal and state laws. General Agent and Broker-Dealer are not authorized to give any information or make any representations concerning First Golden, the Trust, the Variable Accounts, and the Policies other than those contained in the Policy Prospectus, Policy Registration Statement, Trust Prospectus, Trust Registration Statement, or in such sales literature, advertisements or reports that are both approved and, if required, filed with the NASD by First Golden or Directed Services.

      (4) General Agent agrees that it shall be fully responsible for ensuring that no person shall offer the Policies on its behalf until such person is duly licensed and appointed by First Golden.

      (5) General Agent agrees to train, supervise and be solely responsible for the conduct of its agents appointed by First Golden in their solicitation of Applications for the Policies and for the supervision as to their strict compliance with applicable rules and regulations of any governmental or other agencies that have jurisdiction over variable life insurance activities. In addition, General Agent agrees to train, supervise, and be solely responsible for the conduct of its agents as to their strict compliance with First Golden's rules and procedures.

      (6) General Agent and Broker-Dealer agree to (a) maintain appropriate books and records concerning the activities of duly appointed agents as may be required by the appropriate state agencies that have jurisdiction and (b) to maintain books and records as may reasonably be required by Directed Services to adequately reflect the solicitation and sale of Policies processed through General Agent. Such books and records respecting the Policies are to be made available to Directed Services during business hours upon reasonable written request by Directed Services or First Golden.

      (7) General Agent understands that the public offering of the Policies will commence as soon as practicable after the effective date of the Policy Registration Statement and the Trust Registration Statement. Beginning at the time and during the term of this Agreement, General Agent agrees that it will use its best efforts to solicit applications for the Policies. General Agent is under no obligation to sell or solicit any specified number of Policies.

      (8) Any marketing program for the Policies and other activities related to this marketing program by General Agent, shall be undertaken only in accordance with applicable laws and regulations. General Agent and Broker-Dealer shall ensure that any agents, representatives or other employees fulfill any training requirements necessary under law to engage in any marketing program for the Policies. It is understood that First Golden reserves the right to refuse to appoint any proposed agent or, once appointed, to thereafter terminate the same. General Agent also understands that its agents or representatives who engage in direct personal solicitation for the Policies must have variable contract licenses where required and that certain states require that a special variable life insurance examination be passed by an agent before he or she can solicit applications for the Policies.

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C.(cont.)
      (9) General Agent shall not directly or by means of its employees offer, or attempt to offer, or solicit applications for the Policies, or deliver Policies in any state or jurisdiction in which the Policies may not legally be sold or offered for sale. For purposes of determining where the Policies may be offered and applications solicited, General Agent may rely on the notification it receives from Directed Services pursuant to paragraph B(4) regarding jurisdictions in which the Policies may be sold or applications solicited.

     (10) General Agent and Broker-Dealer shall not have authority on behalf of Directed Services or First Golden to:
          (a) make, alter, or discharge any Policy or other contract; and (b) receive any monies or payments, except as set forth in Section B(3) of this Agreement. General Agent and Broker-Dealer shall not expend or contract for the expenditure of the funds of Directed Services or First Golden, nor shall General Agent or Broker-Dealer possess or exercise any authority on behalf of Directed Services or First Golden other than that expressly conferred on General Agent and Broker-Dealer by this Agreement. Nothing herein contained shall constitute General Agent or Broker-Dealer, or any employees thereof, as employees of Directed Services or First Golden in connection with the marketing program for the Policies.

     (11) General Agent will be obligated to pay the following expenses related to its distribution of the Policies: (a) expenses associated with the training of its agents and employees including any written training material, (b) the cost of designing and printing of any advertisements and/or marketing material which may be developed by General Agent for use by General Agent in connection with the marketing of the Policies, and (c) any other expense incurred by General Agent or its employees for the purpose of carrying out the obligations of General Agent hereunder, unless Directed Services and General Agent shall have agreed in advance in writing to share the cost of any expenses incurred by General Agent. General Agent will also be supplied by Directed Services, at Directed Services' cost with prospectuses for the Policies and the Trust and application kits for the Policies. General Agent will be responsible for distributing marketing materials (if any), prospectus, and applications to prospective policy owners and for using same in any marketing plan.

          For purposes of paragraphs B(6), C(11), C(14), C(15) and E, the phrase "sales literature and promotional material" includes, but is not limited to , advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminars texts, reprints or excerpts or any other advertisements, sales literature or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

     (12) With respect to the enumerated activities outlined in this Agreement, it is understood that Broker-Dealer is also a registered broker-dealer under the Exchange Act and a member of the NASD. Broker-Dealer agrees (1) to assume responsibility for the securities training and supervision of the agents and registered representatives involved in the marketing program for the Policies; and (2) to otherwise comply with applicable federal and state securities law requirements in connection with the marketing program by its personnel.

     (13) Broker-Dealer will also be responsible for having all personnel who must be licensed pursuant to federal or state securities laws in order to sell the policies, be duly licensed. Broker-Dealer agrees to maintain appropriate books and records concerning the activities of duly appointed registered representatives as are required by the SEC, NASD, or any other governmental or regulatory agencies that have jurisdiction. Such books and records are to be made available to Directed Services and First Golden during business hours upon reasonable written request by Directed Services or First Golden.

          General and Broker-Dealer shall establish and implement reasonable written procedures acceptable to Directed Services for periodic inspection and supervision by Broker-Dealer of the sales practices of its agent and registered representatives and shall make available to Directed Services periodic reports on the results of such inspections and compliance with such procedures.

     (14) General Agent is authorized for the term of this Agreement to distribute the Policy Prospectus and the Trust Prospectus and, upon request for an investor, the statement of additional information for the Policies, if any, or the Trust in connection with the solicitation of application for sales of the Policies.

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C.(cont.)
     (15) General Agent agrees that neither it nor any of its directors, partners, officers, employees, registered representatives, agents, or affiliated persons will give any information or make any representations or statements, whether written or oral, on behalf of the Variable Accounts or the Trust or concerning the Policies, the Trust or Trust shares in connection with the offer or sale of the Policies other than information, or representations contained in the prospectus, statement of additional information, or registration statement for the Policies and/or the Trust, as they may be supplemented or amended from time to time, or in reports or proxy statements for the Variable Accounts or the Trust, or in sales literature and promotional material or information supplied or approved by Directed Services.

     (16) General Agent agrees that neither it nor any of its directors, partners, officers, employees, registered representatives, agents, or affiliated persons shall use any sales literature and promotional material respecting the Policies or the Trust unless such material has been approved in advanced by Directed Services.

     (17) Directed Services represents at Section 7 of the Organizational Agreement among First Golden, the Variable Accounts, the Trust and the Trust's Manager, which concerns the investment in the Trust by the Variable Accounts, provides, in pertinent part, that in the event of a shareholder meeting, First Golden agrees to provide the Trust and/or the Trust's Manager with a list of the names and addresses of owners of the Policies within five (5) days of receipt of the written request for such list and that under the Organizational Agreement such information may only be used for purposes relating to meetings of shareholders of the Trust (including sending to owners of the Policies notices of shareholder meetings and soliciting proxies from policy owners in connection with shareholders meetings). General Agent and Broker-Dealer agree that Directed Services or First Golden may release the names and addresses of owners of the Policies under the terms of the Organizational Agreement and Agrees that the Trust and its Manager may receive such information. Notwithstanding any provision of Section H of the Agreement respecting the confidentiality of such information, General Agent and Broker-Dealer will hold harmless First Golden, Directed Services, the Trust and its Manager for the release by First Golden of such information for such purposes.

     (18) For each application for a Policy solicited by General Agent, General Agent agrees to complete an agent's report addressing the suitability of the Policy for the applicant. General Agent shall retain a copy of each such report, and shall provide Directed Services with a copy of any such report upon reasonable request for Directed Services.

D.    Compensation

Directed Services shall pay to General Agent for each Policy issued through a Variable Account compensation based on the provision set forth in Schedule A hereto, as such Schedule A may be amended or modified from time to time. Duly appointed agents of General Agent shall have no interest hereunder.

E.    Indemnification

      (1) Directed Services shall (i) indemnify and hold harmless General Agent and Broker-Dealer and its directors, officers, employees, agent or affiliated persons and each person, if any who controls General Agent or Broker-Dealer within the meaning of the Securities Act (collectively, the "Indemnified Person") against any losses, claims, damages, litigation expenses or liabilities, joint or several, to which the Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, litigation expenses or liabilities (or actions, proceedings, or investigations in respect thereto) are related to the sale of the Policies and arise directly out of or are based directly upon any untrue statement or alleged untrue statement of any material fact contained in any Policy Prospectus, Trust Prospectus, Registration Statement for the Policies or the Trust, or sales literature approved by Directed Services (collectively the "Offering Materials") or any amendment or supplement thereto, or arise out of or are based upon any statements, actions or omissions by Directed Services or its officers, directors, employees, agents or affiliated persons, or any person controlling within the meaning of the Securities Act, in connection with the offer and persons controlling within the meaning of the Securities Act, in connection with the offer and sale of any Policies and (ii) reimburse General Agent, Broker-Dealer, and any director, officer, employee, agent or affiliated person of General Agent or Broker-Dealer and such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating of defending against any such loss, claims, action, proceeding or investigation; provided, however, that Directed Services shall not be liable in any such case to the extent that any such claim,

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E.(cont.)
damage or liability arises
          out of or is based upon (i) an untrue statement or alleged untrue statement or an omission or alleged omission made by Offering Materials, or any amendment or supplement thereto, in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Directed Services by or on behalf of any Indemnified Person specifically for use in the preparation thereof, or (ii) willful misfeasance, bad faith or gross negligence of any Indemnified Person in the performance of such Indemnified Person of its obligation and duties under this Agreement.
          This indemnity agreement will be in addition to any liability which Directed Services may otherwise have.

      (2) General Agent and Broker-Dealer shall indemnify and hold harmless Directed Services, First Golden, the Trust, the Trust's Manager, and each of their directors, trustees, officers, employees, affiliated persons or agents, and each person, if any, who controls Directed Services, the Trust, or the Trust's Manager, within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Persons") against any losses, claims, damages, litigation expenses or liabilities, including legal and other expenses, and amounts paid in settlement, to which any Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, litigation expenses, liabilities, or actions, proceedings, or investigations in respect thereof are related to the offer and/or sale of the Policies, which shall include the Trust shares, arising out of or based upon any unauthorized use of Offering Materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Policies, including but not limited to, failure to deliver the Policy Prospectus or the Trust Prospectus by General Agent, and reimburse the Indemnified Persons for any legal and other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, action, proceeding or investigation; provided, however, that General Agent and Broker-Dealer shall not be liable in any such case to the extent that such claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in Offering Materials, or any amendment or supplement thereto, in reliance upon and in conformity with information (including, without limitation, negative responses upon and in inquiries) furnished by or on behalf of Directed Services or any affiliate thereof to General Agent, Broker-Dealer, or its affiliates, specifically for use in the preparation thereof, or willful misfeasance, bad faith or gross negligence of Directed Services in the performance of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which General Agent and Broker-Dealer may otherwise have.

          In no case will an indemnifying party be liable under the provision of this Section E with respect to any claims made against an indemnified party unless the indemnified party shall have notified the indemnifying party in writing pursuant to Section O within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have served upon the indemnifying party (or after such indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of this Agreement contained in this Section E.

          The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each indemnified party who is a defendant in the suit. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified parties who are defendants in the suit shall bear the fees and expense of any additional counsel retained by them, but, in case the indemnifying party does not elect to assume the defense of any such suit, it will reimburse such indemnified parties who are defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. In any event, General Agent, Broker-Dealer and Directed Services each agree to promptly notify the other party in accordance with Section O of this Agreement of the commencement of any litigation proceedings against it or any Affiliated Person thereof in connection with the issuance or sale of the Policies.


F.    Term and Exclusivity of Agreement

      (1) This Agreement shall be effective as of the date first written above. This Agreement relates solely to the Policies identified in Schedule A hereto and will remain in effect for the period commencing on the effective date of this Agreement and ending one year from that date and unless sooner terminated as provided below, shall automatically continue for one-year periods thereafter. This Agreement may be terminated by either party by giving sixty (60) days' written notice to the other party.

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F.(cont.)
      (2) If any party shall default in any material respect in the performance of its respective obligations under this Agreement, the non-defaulting party may, at its option, cancel and terminate this Agreement immediately without notice.

      (3) Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease except (1) the commission recapture provisions of Section B;
          (2) the indemnification provisions set forth in Section E;
          (3) the record-keeping provisions set forth in Section C(6);
          (4) the confidentiality provisions set forth in Section H;
          (5) the complaints and investigations provisions set forth in Section G; (6) the product name provision set forth in
          Section I.

G.    Complaints and Investigations

      (1) General Agent, Broker-Dealer and Directed Services jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Policies marketed under this Agreement. General Agent, Broker-Dealer and Directed Services further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding arising in connection with the Policies marketed under this Agreement. Without limiting the foregoing:

         (a)   Directed Services will promptly notify
               General Agent of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Directed Services or First Golden with respect to General Agent or any employee of General Agent or which may affect First Golden's issuance of any Policy marketed under this Agreement.

         (b)   General Agent or Broker-Dealer will
               promptly notify Directed Services and/or First Golden, as appropriate, of any written customer complaint or notice of any regulatory investigation or proceeding received by General Agent or Broker-Dealer with respect to General Agent, Broker-Dealer or any of its employees in connection with any Policy marketed under this Agreement or any activity in connection with any such Policy.

      (2) In the event of a customer complaint, Directed
          Services, General Agent and Broker-Dealer will cooperate in investigating such complaint and any response to such will be agreed to among Directed Services, General Agent and Broker-Dealer prior to its being sent to the customer or interested regulatory authority by Directed Services, General Agent or Broker-Dealer.

H.    Confidentiality

      General Agent and Broker-Dealer agree that Directed Services or any company affiliated therewith shall have the right to contact any client of General Agent or Broker-Dealer, for any reason, if such client is or was a policyowner or contract owner, insured, annuitant, or beneficiary of a First Golden policy or contract.

I.    Product Name

      General Agent and Broker-Dealer agree that Directed Services and First Golden and their affiliates have the exclusive right to use the names "Directed Services," "Golden American, and "First Golden" and any names including the phrase "Directed Services," "Golden American," and/or "First Golden." Directed Services, General Agent, and Broker-Dealer acknowledge that all rights in the name "GOLDENSELECT" are owned by an affiliate to the Manager of the Trust, and General Agent and Broker-Dealer agree that under this Agreement, General Agent and Broker-Dealer are not granted any right in or license to the name "GOLDENSELECT."

J.    Modification of Agreement

      This Agreement supersedes all prior agreements, either oral or written between the parties relating to the Policies, and except for the amendment of Schedule A pursuant to the terms of paragraph D hereof, may not be modified in any way unless by written agreement signed by all of the parties.

K.    Assignability

      The Agreement shall be nonassignable by the parties hereto, except that the parties may assign their rights to any subsidiary of or any company under common control with the party, provided that the assignee is duly licensed and otherwise competent to perform all functions required of the party under this Agreement.


                                      8
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L.    Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

M.    Headings

      The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

N.    Severability

      In any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

O.    Miscellaneous

      The Trust, the Trust's Manager, and affiliated persons thereof shall be third party beneficiaries under this Agreement.

     Notice given pursuant to any of the provisions of this Agreement, unless otherwise specified, shall be sufficiently given when sent by Registered or Certified Mail to the parties at the addresses of such parties as set forth below (or to such other addresses as such parties may from time to time specify in writing or the other parties):

      To:                           To:

      Directed Services, Inc.       ______________________________
      1001 Jefferson Street.        ______________________________
      Suite 400                     ______________________________
      Wilmington, Delaware  19801   ______________________________

                                    Attn.: ________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


DIRECTED SERVICES, INC.            _________________________________
                                   General Agent


By: __________________________     By: _____________________________
    Name:                              Name:

    Title:                             Title:



                                   _________________________________
                                   Broker-Dealer



                                   By: ______________________________
                                       Name:

                                       Title:
                                      9
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                             SCHEDULE A



     Schedule of gross compensation on GOLDENSELECT products issued through First Golden American Life Insurance Company of New York.


I. Flexible Premium Deferred Combination Variable and Fixed Annuity Form FG-IA-1000-12/95

     A    Alternative 1 - front end
             compensation
                                             Commission     Expense
                                                            Allowance
          Percentage of Initial and
             Additional Premium

               Owner Issue Ages 0 - 80          3.50%         2.50%
               Owner Issue Ages 81 - 85         1.00%         2.50%


---------------------------------

*    For sales of DVA PLUS, NY contracts to any of the following
described persons, no    compensation shall be paid: (i) employees of
any company affiliated with Directed Services, Inc.;   (ii) any
persons performing wholesaling functions on behalf of Directed
Services, Inc. regardless     of whether such persons are employees
of some other entity, or are independent contractors   engaged by
Directed Services, Inc.; and  (iii) registered representatives and
employees (and      members of their immediate families) of any
general agent and broker-dealer offering such     Contracts pursuant
to a Sales Agreement with Directed Services, Inc.

---------------------------------

IN WITNESS HEREOF, I have executed this revision to Schedule A effective the dates stated above.

                                        DIRECTED SERVICES, INC.





                                        ____________________________
                                        Name:
                                        Title:



                                     A-1
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